DX 15155

SHARES OF CLASS A COMMON STOCK

STEWART ENTERPRISES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF LOUISIANA

THIS CERTIFICATE IS TRANSFERABLE IN JERSEY CITY, NEW JERSEY OR NEW YORK, NEW YORK

CUSIP 860370 10 5

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT [redacted]

is the registered holder of [redacted]

FULLY-PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK WITH NO PAR VALUE OF

STEWART ENTERPRISES, INC.

(hereinafter called the "Corporation") transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Amended and Restated Articles of Incorporation of the Corporation, as now or hereafter amended, to all of which the holder by acceptance hereof assents.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS, the facsimile signatures of the duly authorized officers of the Corporation.

Dated:

STEWART ENTERPRISES, INC. SEAL LOUISIANA

SECRETARY

PRESIDENT

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

STEWART ENTERPRISES, INC.
     This corporation will furnish to any shareholder upon request and without charge, a summary of the designations, relative rights, preferences and limitations of the shares of each class and of each series of each preferred or special class, so far as the same have been fixed, and the authority of the Board to establish other series and to fix the relative rights, preferences and limitations of the shares of any class or series by amendment of the articles.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian

	(Cust)		(Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee

Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated,

X

NOTICE: THE SIGNATURE(S) TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.	à
X

Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange.

This certificate also evidences certain Rights as set forth in a Rights Agreement between Stewart Enterprises, Inc. and Mellon Investor Services LLC dated as of October 28, 1999 and as amended from time to time (the “RIGHTS AGREEMENT”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be evidenced by separate certificates and no longer be evidenced by this certificate, may be redeemed or exchanged or may expire. AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID.